Exhibit 5.1

Troutman Pepper Locke LLP 400 Berwyn Park, 899 Cassatt Road Berwyn, PA 19312-1183 troutman.com

June 5, 2025

Amicus Therapeutics, Inc.

47 Hulfish Street

Princeton, New Jersey 08542

Re:                      Registration Statement on Form S-8

Ladies and Gentlemen:

Reference is made to the registration statement on Form S-8 (the “Registration Statement”) of Amicus Therapeutics, Inc., a Delaware corporation (the “Company”), filed on the date hereof with the Securities and Exchange Commission (the “Commission”), under the Securities Act of 1933, as amended (the “Act”).  The Registration Statement covers an aggregate of (i) 17,476,463 shares (the “2025 Plan Shares”) of the Company’s common stock, par value $0.01 per share issuable pursuant to the Company’s 2025 Equity Incentive Plan (the “2025 Plan”) and (ii) 7,783,410 shares (the “2007 Plan Shares” and together with the 2025 Plan Shares, the “Shares”) of the Company’s common stock, par value $0.01 per share issuable pursuant to the Company’s Amended and Restated 2007 Equity Incentive Plan (the “2007 Plan” and together with the 2025 Plan, each a “Plan” and collectively, the “Plans”).

For purposes of this opinion letter, we have examined the Registration Statement, including the exhibits thereto, the originals or copies, certified or otherwise identified to our satisfaction, of the Company’s Restated Certificate of Incorporation, as amended, the Company’s Second Amended and Restated By-laws, the Plans and such other agreements, instruments and documents as we have deemed appropriate in rendering this opinion.  As to matters of fact, we have relied on certain representations of officers of the Company.

In our examination of the aforesaid documents and rendering this opinion, we have assumed the genuineness and authenticity of all signatures on original documents; the legal capacity of all natural persons; the authenticity of all documents submitted to us as originals; the conformity to originals of all documents submitted to us as certified or photocopies; the accuracy and completeness of all documents and records reviewed by us; the accuracy, completeness and authenticity of certificates issued by any governmental official, office or agency and the absence of change in the information contained therein from the effective date of any such certificate; and the due authorization, execution and delivery of all documents where authorization, execution and delivery are prerequisites to the effectiveness of such documents.

This opinion letter is based as to matters of law solely on the General Corporation Law of the State of Delaware, as amended. We express no opinion herein as to any other statutes, rules or regulations. We assume no obligation to supplement this opinion if any applicable law changes after the date hereof or if we become aware of any fact that might change the opinion expressed herein after the date hereof.

Based on, subject to and limited by the foregoing, we are of the opinion that, following the (i) effectiveness of the Registration Statement, (ii) issuance of the Shares in accordance with the terms of the applicable Plan and (iii) receipt by the Company of the consideration for the Shares specified in the applicable resolutions of the Board of Directors or a duly authorized committee thereof, the Plans or any underlying award agreements or letters, the Shares will be validly issued, fully paid and non-assessable.

Amicus Therapeutics, Inc. Page 2

This opinion letter has been prepared for use in connection with the Registration Statement. This opinion letter is given as of the date hereof, and we express no opinion as to the effect of subsequent events or changes in law occurring or becoming effective after the date hereof. We assume no obligation to update this opinion letter or otherwise advise you with respect to any facts or circumstances or changes in law that may hereafter occur or come to our attention.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.  In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Act or the rules or regulations of the Commission thereunder.

Very truly yours,

/s/ Troutman Pepper Locke LLP

Troutman Pepper Locke LLP